UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 19, 2016, Supernus Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The definitive proxy statement pertaining to the Annual Meeting was previously filed by the Company with the Securities and Exchange Commission on April 19, 2016.  As of the close of business on March 22, 2016, there were 49,407,236 shares of common stock outstanding and entitled to vote.  The tabulation of votes for each proposal voted on by the stockholders was as follows:

Proposal 1:  Election of Class I Directors, each to serve until the Annual Meeting of the Company in 2019.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jack A. Khattar	35,681,511	768,112	379,525
M. James Barrett, Ph.D.	13,329,960	23,119,663	379,525
William A. Nuerge	35,569,357	880,266	379,525

Proposal 2:  Ratification of the approval of the Second Amended and Restated 2012 Equity Incentive Plan to increase the number of shares available under the plan and to update the performance criteria for making awards.

Votes For	Votes Against	Abstain	Broker Non-Votes
19,834,525	16,005,650	609,448	379,525

Proposal 3: Ratification of the approval of the Second Amended and Restated 2012 Employee Stock Purchase Plan to increase the number of shares available under the plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
35,504,333	347,000	598,290	379,525

Proposal 4:  Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstain
36,810,937	5,523	12,688

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: May 19, 2016	By:	/s/	Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer